UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

TCG BDC II, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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	(4)	Date Filed:

TCG BDC II, Inc.
One Vanderbilt Avenue, Suite 3400
New York, NY 10017

NOTICE OF POSTPONED SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of TCG BDC II, Inc.:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of TCG BDC II, Inc., a Maryland corporation (“TCG BDC II” or the “Company”), previously scheduled to be held on January 14, 2022, has been postponed to January 21, 2022, at 1:00 p.m., Eastern Time in order to solicit additional proxies. The Special Meeting will continue to be held virtually at www.virtualshareholdermeeting.com/TCGBDCII2022SM.

No changes have been made to the record date or the proposals to be brought before the Special Meeting, which are presented in the proxy statement and related materials (the “Special Meeting Proxy Materials”) that the Company filed with the Securities and Exchange Commission on November 23, 2021 and previously mailed to stockholders of record as of the close of business on November 24, 2021.

The proxy card included in the Special Meeting Proxy Materials previously distributed to stockholders may continue to be used to vote shares in connection with the Special Meeting. Stockholders who have already cast their votes do not need to vote again unless they desire to change their votes.

Eligible stockholders who have not yet voted are encouraged to vote by completing and returning the proxy card included in the Special Meeting Proxy Materials or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has provided you with a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.

If you have any questions regarding the proxy materials or would like additional copies, please contact us by mail sent to the attention of Allison Rudary, Investor Relations, at our principal executive offices located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017, or you can call us by dialing (212) 813-4756.

By Order of the Board of Directors of the Company,

/s/ Joshua Lefkowitz
Joshua Lefkowitz

Chief Compliance Officer and Secretary
New York, NY
January 10, 2022